UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2022

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

$10,000,000 Secured Loan Agreement with The Huntington National Bank

On September 27, 2022, HOF Village Retail I, LLC and HOF Village Retail II, LLC, subsidiaries of Hall of Fame Resort & Entertainment Company (the “Company”), as borrowers (the “Subsidiary Borrowers”), entered into a Loan Agreement (the “Loan Agreement”) with The Huntington National Bank, as lender (the “Lender”), pursuant to which the Lender agreed to loan up to $10,000,000 to the Subsidiary Borrowers (the “Loan”), which may be drawn upon the Project (defined below) achieving certain debt service coverage ratios.

The Loan is evidenced by a Promissory Note, dated September 27, 2022 (the “Note”), issued by the Subsidiary Borrowers to the Lender. Under the Note, the outstanding amount of the Loan bears interest at a per annum rate equal to the Term SOFR (as defined in the Note) plus a margin ranging from 2.60% to 3.50% per annum. The Subsidiary Borrowers may prepay the Loan without penalty. The Loan is secured by an open end mortgage (leasehold), assignment of leases and rents, security agreement, and fixture filing given by the Subsidiary Borrowers and granting a valid and subsisting first lien on Subsidiary Borrower’s leasehold interest in the Land (defined below), and a security interest in the personal property and fixtures (collectively, the “Collateral”).

The Loan matures on September 27, 2024 (the “Initial Maturity Date”). However, Subsidiary Borrowers have the option (the “Extension Option”) to extend the Initial Maturity Date for an additional thirty six (36) months, provided that, among other things, (i) Subsidiary Borrowers pay to Lender an extension fee equal to 0.15% of the then outstanding principal balance of the Loan; and (ii) the Project has achieved a 1.30:1.00 debt service coverage ratio.

Repayment of the Loan is guaranteed pursuant to a Guaranty of Payment, dated September 27, 2022 (the “Guaranty of Payment”), by our director Stuart Lichter, and Stuart Lichter, Trustee of the Stuart Lichter Trust u/t/d dated November 13, 2011 (collectively, the “Guarantor”), in favor of the Lender. The Company and the Subsidiary Borrowers entered into a letter agreement with the Guarantor, dated September 27, 2022 (the “Guaranty Fee Letter Agreement”), agreeing pay the Guarantor a fee of 2.5% of the Loan proceeds disbursed by Lender to the Subsidiary Borrowers as and when Loan proceeds are disbursed to Subsidiary Borrowers.

Events of default under the Loan Agreement include without limitation: (i) a payment default, (ii) the failure of the Subsidiary Borrowers to comply with any non-monetary covenant contained in the Loan Agreement, subject to applicable cure period, (iii) one or more final, unappealable judgments for the payment of money are entered against the Subsidiary Borrowers in amounts aggregating in excess of $50,000 or against any Guarantor in amounts aggregating in excess of $50,000, (iv) the death or incapacity of the Guarantor without Subsidiary Borrowers providing a replacement guarantor within 90 days, or (v) Lender reasonably determines that a material adverse change has occurred with respect to the Subsidiary Borrowers’ financial condition, results of operations, business or prospects or the Subsidiary Borrowers’ ability to pay the Loan in accordance with the terms thereof or the value of the Collateral or the priority of Lender's lien on any Collateral. Upon the occurrence of an event of default under the Loan Agreement beyond any applicable grace or cure period: (a) interest due will increase by 5% per annum; and (b) Lender may, at its option, declare the Subsidiary Borrowers’ obligations under the Loan Agreement to be immediately due and payable, and (c) Lender may appropriate and apply to the payment of the Note or of any sums due under the Loan Agreement, any and all accounts or money of Subsidiary Borrowers then or thereafter in the possession of Lender, or its Affiliates.

The Loan Agreement contains customary affirmative and negative covenants for this type of loan, including without limitation: (i) affirmative covenants, including furnish Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request, and (ii) negative covenants, including restrictions on additional indebtedness, prepayment of other indebtedness, additional liens, mergers and acquisitions, and standard prohibitions on change of control. In addition, (a) the Subsidiary Borrowers must establish and maintain all operating deposit accounts with the Lender, (b) the Loan to value ratio must be no more than sixty five percent ( 65%) based upon a current appraisal of the Property, subject to certain exceptions, and (c) Subsidiary Borrowers must enter into one or more hedging contracts in form and substance reasonably acceptable to Lender, protecting against fluctuations in interest rates, in an amount equal to the face amount of the Note.

In connection with entering into the Loan Agreement the Subsidiary Borrowers paid customary fees and expenses.

Sale and Leaseback - Retail Ground Lease - $18,200,000 Tenant Allowance

The Subsidiary Borrowers are in the process of constructing two commercial retail buildings on certain real property located on the Company’s campus in Canton, Ohio (the “Land”) (the Land together with the commercial buildings the “Property”) including, but not limited to, tenant improvements to the Property (the “Project”). On September 27, 2022, TWAIN GL XXXVI, LLC (“Landlord”) purchased the Land for a purchase price equal to $550,000.00. Simultaneous with the closing of the Loan and the sale of the Land, Landlord entered into a Ground Lease with Subsidiary Borrowers (the “Ground Lease”), pursuant to which Landlord, as ground lessor, has ground leased the Land to Subsidiary Borrowers. The Ground Lease has a term of ninety-nine years. Under the terms of the Ground Lease, Landlord contributed a tenant improvement allowance to the Subsidiary Borrowers in the amount of $18,200,000. Out of this amount, the purchase price for the land of $550,000 was paid, and the balance went (a) into a rent reserve held by Landlord equal to rent due Landlord under the Ground Lease for the First twenty-four months of the term, and from which Landlord will pay itself rent for this same period, and (b) into the Subsidiary Borrowers’ bank account for payment of future costs of construction.

The Subsidiary Borrowers will pay a base rent under the Ground Lease each year equal to 6.72% of the tenant improvement allowance paid by the Landlord from time to time. Base Rent is paid quarterly in advance in four (4) equal installments on the first (1st) business day of January, April, July, and October of every calendar year during the Term, prorate for the first installment. There is also supplemental rent due Landlord which has the effect of rent escalations of 2% per year until the fifth year of the Ground Lease term, at which time the escalator is tied to increases in the consumer price index.

The foregoing descriptions of the Loan Agreement, the Note, the Ground Lease and the Guaranty Fee Letter Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Loan Agreement, the Note, the Ground Lease and the Guaranty Fee Letter Agreement, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Loan Agreement, dated September 27, 2022, among HOF Village Retail I, LLC and HOF Village Retail II, LLC, as borrowers, and The Huntington National Bank, as lender
10.2	Promissory Note, dated September 27, 2022, issued by HOF Village Retail I, LLC and HOF Village Retail II, LLC, as borrowers, to The Huntington National Bank, as lender
10.3	Ground Lease, dated September 27, 2022, among TWAIN GL XXXVI, LLC, as landlord, and HOF Village Retail I, LLC and HOF Village Retail II, LLC, as tenants
10.4	Guaranty Fee Letter Agreement, dated September 27, 2022, among Hall of Fame Resort & Entertainment Company, HOF Village Retail I, LLC, HOF Village Retail II, LLC, Stuart Lichter, and Stuart Lichter, Trustee of the Stuart Lichter Trust u/t/d dated November 13, 2011
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: September 29, 2022

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